SYNERTECK INCORPORATED
                            2005 STOCK INCENTIVE PLAN

ARTICLE I
                                     GENERAL

     Section 1.1. PURPOSE. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) closely associate the interests of officers, directors, key employees, consultants, and contract personnel ("Participants" collectively) of Synerteck Incorporated (the "Company") with the stockholders of the Company; and
(2) provide such Participants with a proprietary ownership interest in the Company.

     Section 1.2. ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors or a duly authorized committee of individuals selected by the Board of Directors (the "Committee"), as constituted from time to time.

     (b) The Committee shall have the authority, in its sole discretion and from time to time to:

          (i) designate the directors, officers, employees or classes of employees, consultants, and contract personnel of the Company eligible to participate in the Plan;

          (ii) grant awards ("Awards") provided in the Plan in such form and amount as the Committee shall determine;

          (iii) impose such limitations, restrictions, and conditions, not inconsistent with this Plan, upon any such Award as the Committee shall deem appropriate; and

          (iv) interpret the Plan and any agreement, instrument, or other document executed in connection with the Plan; adopt, amend, and rescind rules and regulations relating to the Plan; and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive, and binding upon all persons, including the Company, any participant, any stockholder of the Company, and any employee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

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     Section  1.3.  ELIGIBILITY  FOR  PARTICIPATION.  Participants  in the  Plan
("Participants") shall be selected by the Committee from the directors, officers, employees, consultants, and contract personnel of the Company who are responsible for or contribute to the management, growth, and success of the Company. In making this selection and in determining the form and amount of Awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company.

     Section 1.4. TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any or more of the following:

          (i) Stock Options, as described in Article II;

          (ii) Incentive Stock Options, as described in Article III;

          (iii) Stock Bonuses, as described in Article IV.

     Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Committee, and not inconsistent with this Plan.

     Section 1.5. AGGREGATE LIMITATION ON AWARDS.

     (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock, $0.001 par value, of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 7,000,000 shares. For purposes of this limitation, Stock Options and Incentive Stock Options issued under the Plan shall be considered the equivalent of shares of Common Stock issued under the Plan.

     (b) Any shares of Common Stock subject to a Stock Option or Incentive Stock Option that for any reason is terminated unexercised or expires shall again be available for issuance under the Plan. Any shares of Common Stock withheld as payment for shares issued or withholding taxes required to be paid upon exercise of a Stock Option, Incentive Stock Option, or a Stock Bonus shall be available for issuance under the Plan.

     Section 1.6. EFFECTIVE DATE AND TERM OF PLAN.

     (a) The Plan shall become effective as of August 4, 2005.

     (b) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

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                                   ARTICLE II
                                  STOCK OPTIONS


     Section 2.1. AWARD OF STOCK OPTIONS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

     Section 2.2. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, any vesting requirements, and such other matters as the Committee may from time to time determine.

     Section 2.3. STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be an amount selected by the Committee.

     Section 2.4. TERM AND EXERCISE. Unless a shorter period is provided by the Committee or by another Section of this Plan, a Stock Option may be exercised during a period of ten years from the date of grant thereof (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

     Section 2.5. MANNER OF PAYMENT. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash, or at the discretion of the Committee, in whole or in part with, the surrender of another Award under the Plan, the withholding of shares of Common Stock issuable upon exercise of such Stock Option, (based on the fair market value of such Common Stock on the date the Stock Option is exercised as determined by the Committee).

     Section 2.6. DELIVERY OF SHARES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

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     Section 2.7.  DEATH,  RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE.
Unless  otherwise  provided in an Award Agreement or otherwise  agreed to by the
Committee:

     (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

     (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 12 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 12-month period.

     (c) Upon termination of the Optionee's employment by the Company without cause, the Optionee may, within 3 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 3-month period.

     (d) Except as provided in Subsections (a), (b), or (c)of this Section 2.7, or except as otherwise determined by the Committee, all Stock Options shall terminate three months after the date of the termination of the Optionee's employment.



                                  ARTICLE III
                             INCENTIVE STOCK OPTIONS

     Section 3.1. AWARD OF INCENTIVE STOCK OPTIONS. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") to purchase the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

     Section 3.2. INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the

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number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, any vesting requirements, and such other matters as the Committee may from time to time determine.

     Section 3.3. INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company and its subsidiaries shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

     Section 3.4. TERM AND EXERCISE. Each Incentive Stock Option may be exercised during a period of ten years from the date of grant thereof (the "Option Term"). No Incentive Stock Option shall be exercisable after the expiration of its Option Term. No Incentive Stock Option shall be made under the Plan after the tenth anniversary of the effective date of the Plan.

     Section 3.5. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an Optionee by the Committee and vesting in any calendar year shall not exceed $100,000.

     Section 3.6. DEATH OF OPTIONEE

     (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the Optionee's death.

     (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

     Section 3.7. RETIREMENT OR DISABILITY. Upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 12 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options become exercisable during the 12-month period. Notwithstanding the foregoing, the tax treatment available pursuant to
Section 422A of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than
(i) 12 months  after the

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date of  termination  of  employment  due to permanent  disability or (ii) three months after the date of termination of employment due to retirement.

     Section  3.8.  TERMINATION  WITHOUT  CAUSE.  Upon  the  termination  of the
Optionee's employment by the Company without cause (as determined by the Committee), the Optionee may, within 3 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options become exercisable during such 3-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422A of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 3 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

     Section 3.9. TERMINATION FOR OTHER REASONS. Except as otherwise determined by the Committee, all Incentive Stock Options shall terminate three months after the date of the termination of the Optionee's employment.

     Section 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS. Section 2.5, Manner of Payment and; Section 2.6, Delivery of Shares; applicable to Stock Options, shall apply equally to Incentive Stock Options. Such Sections are incorporated by reference in this Article III as though fully set forth herein.


                                   ARTICLE IV
                                  STOCK BONUSES


     Section 4.1. GRANT. The Committee may grant bonuses to Plan Participants consisting of fully-paid and nonassessable shares of common Stock ("Stock Bonuses"). Any such grant shall be evidenced by a written agreement and shall specify the nature of services constituting the consideration for such Stock Bonus, provided however, that Stock Bonuses shall only be made for services previously rendered to the Company.

     Section 4.2. APPLICABILITY OF STOCK OPTIONS SECTIONS. Section 2.6, Delivery of Shares, applicable to Stock Options, shall apply equally to Stock Bonuses. Such Section is incorporated by reference in this Article IV as though fully set forth herein.






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                                   ARTICLE V
                                  MISCELLANEOUS

     Section 5.1. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of the Securities and Exchange Commission or any other government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     Section 5.2. NON-ASSIGNABILITY. Unexercised Options under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, sequestration, execution or levy, or other legal, equitable, or other process of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a spouse or former spouse or for any other relative of a Participant, prior to exercise and delivery of shares, except by will or by the laws of descent and distribution; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to Awards granted hereunder, shall be void. During the life of the recipient, Awards shall be exercisable only by such person or by such person's guardian or legal representative.

     Section 5.3. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan to an Employee of the Company, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     Section 5.4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

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     Section 5.5.  NON-UNIFORM  DETERMINATIONS.  The Committee's  determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     Section 5.6. RIGHTS AS A STOCKHOLDER. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     Section 5.7. DEFINITIONS. In this Plan the following definitions shall apply:

     (a) "Fair market value" as of any date and in respect or any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock as quoted on the NASD Electronic Bulletin Board or other exchange or quotation medium upon which the Company's securities are traded.

     (b) "Option" means a Stock Option or Incentive Stock Option.

     (c) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

     (d) "Employee" shall include officers of the Company.

     (e) "Stock Bonuses" means the issuance of shares of Common Stock to a Plan Participant.

     Section 5.8. LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award.
Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

     Section 5.9. NEWLY ELIGIBLE PERSONS. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

     Section 5.10. ADJUSTMENTS. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock that may be issued under the

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Plan,  the  number of shares of Common  Stock  subject  to  Options  theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

     Section 5.11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

     (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased and the option price shall be appropriately decreased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased and the option price shall be appropriately increased.

     (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable.

     (d) If the Company is merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding, then the Committee may direct that any of the following shall occur:

          (i) If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such

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          Option and  payment of the option  price,  in lieu of shares of Common
          Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale.

          (ii) The Committee may waive any limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option such that such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets.

          (iii) The Committee may cancel all outstanding Options as of the effective date of any such merger, consolidation, or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation, or sale of assets, and each holder of an Option shall have the right to exercise such Option in full during a period of not less than 30 days prior to the effective date of such merger, consolidation, or sale of assets.

     (e) Except as herein provided, the issuance of Stock Bonuses or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     Section 5.12. AMENDMENT OF THE PLAN. The Committee may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan in response to changes required by the Securities and Exchange Commission or changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.






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